EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933

2777 East Camelback Road
Suite 375
Phoenix, AZ 85016
www.capitolbancorp.com

Analyst Contact:	Michael M. Moran
Chief of Capital Markets
877-884-5662

Media Contact:	Joal Redmond
Corporate Communications
602-977-3797

Capitol Bancorp Reports Record Quarterly Earnings, Up 20 Percent

LANSING, Mich., and PHOENIX: July 21, 2005: Today, Capitol Bancorp Limited (NYSE:CBC) reported record second quarter 2005 earnings of $8.3 million, up 20 percent from the same period in 2004. Record earnings per share (EPS) of $0.56 and $0.54 on a basic and diluted basis reflect 14 and 15 percent increases when compared to last year’s $0.49 and $0.47, respectively. Total assets exceeded $3.3 billion at June 30, 2005, representing a 16 percent increase on an annualized basis from the beginning of the year. Total portfolio loans exceeded $2.8 billion, increasing 13 percent when compared to the $2.5 billion reported at June 30, 2004. Total deposits surpassed $2.7 billion, reflecting a nearly 17 percent increase on an annualized basis.

Capitol Bancorp’s Chairman and CEO Joseph D. Reid attributed the performance to steady and disciplined growth in the balance sheet, complemented by a continued focus on asset quality. “We continue to experience impressive growth across the company, in both our more mature banks as well as the to-be-expected expansion at our younger banks. Many of our younger affiliates have worked through their start-up phase and have gained traction with their customer base and within their communities,” said Reid. “The continued healthy EPS increase, in tandem with solid organic growth in the balance sheet and new development initiatives, speaks for itself.”

Reid said that total capital exceeding $433 million at June 30, 2005, positions the company to continue its planned strategic expansion. “We remain opportunistic, yet disciplined, in our development of new community banks, driven by the ability to secure experienced, talented bankers with strong ties to their local markets. We have opened three new community banks in the first half of the year, two of those within the last 30 days.” Reid noted that two of the community banks are located in states new to the Capitol network. “With Bank of Bellevue we now have a presence in Washington, which represents our initial entry into the Northwest region of the United States, and with Fort Collins Commerce Bank, we have entered Colorado.” Most recently, Capitol opened its 37th community bank in Auburn Hills, Michigan. The Corporation also completed the acquisition of a majority interest in a community bank in Jeffersonville, Georgia, early in the quarter.

Record Quarterly Earnings Performance

Consolidated earnings reached another record level for Capitol Bancorp at approximately $8.3 million, up 20 percent compared to the $6.9 million recorded in the second quarter of 2004. Net operating revenues, driven by a nearly 21 percent increase in net interest income as Capitol continued to experience strong margin performance, also reached record levels, increasing approximately 17 percent to $44.2 million as compared to the $37.7 million reported in the same period in 2004. Ongoing development initiatives, coupled with provisioning efforts to keep pace with continued solid organic loan growth, somewhat muted the Corporation’s operating leverage in the quarter. However, Capitol Bancorp’s EPS reached quarterly records at $0.56 and $0.54 for basic and diluted EPS, representing 14 percent and 15 percent increases, respectively, despite a modest expansion in the Corporation’s outstanding share count to approximately 15 million common shares.

Record Six Month Operating Results

The Corporation kept pace with the record performance reported in the first quarter as earnings exceeded $16.3 million for the first half of 2005, up 44 percent compared to the $11.3 million generated in the corresponding 2004 period. Record net operating revenues of approximately $85 million, representing a more than 17 percent increase when compared to the level generated in the first six months of 2004, served to offset a 15 percent increase in operating expenses that were in part fueled by the Corporation’s de novo community bank development efforts. Basic and diluted EPS of $1.11 and $1.06, respectively, represent increases exceeding 35 percent.

Balance Sheet

Capitol’s equity-to-assets ratio approximated 8 percent at June 30, 2005, consistent with the like period in 2004 and levels reported in recent quarters. The total capital-to-assets ratio increased to approximately 13 percent from 12.6 percent a year ago, and 12.5 percent last quarter, as total capital funds exceeding $433 million represent a 15 percent year-over-year increase on the Corporation’s record-level $3.3 billion consolidated balance sheet.

The Corporation’s allowance for loan losses (as a percentage of total portfolio loans) at June 30, 2005, was 1.37 percent, consistent with the previous quarter, as the total nonperforming assets-to-assets ratio improved modestly to 90 basis-points from 93 basis-points last quarter and 100 basis-points a year ago.

Capitol also reported that consolidated net charge-offs remained consistent with the previous quarter at 0.27 percent. The Corporation’s allowance coverage ratio of nonperforming loans was 145 percent at June 30, 2005, consistent with recent quarters and an increase from the 133 percent coverage ratio reported at June 30, 2004.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2005	2004		2005	2004
Condensed statements of operations:
Interest income	$54,491	$43,434		$104,412	$84,883
Interest expense	15,899	11,486		30,017	22,705

Net interest income	38,592	31,948		74,395	62,178
Provision for loan losses	3,039	2,536		5,062	6,044
Noninterest income	5,624	5,756		10,197	9,894
Noninterest expense	28,695	24,360		55,169	47,924
Income before income taxes	13,060	11,048		25,635	18,354
Net income	$8,297	$6,911		$16,312	$11,327

Per share data:
Net income — basic	$0.56	$0.49		$1.11	$0.81
Net income — diluted	0.54	0.47		1.06	0.77
Book value at end of period	17.75	16.39		17.75	16.39
Common stock closing price at end of period	33.61	26.01		33.61	26.01
Common shares outstanding at end of period	14,995,000	14,505,000		14,995,000	14,505,000
Number of shares used to compute:
Basic earnings per share	14,739,000	14,099,000		14,694,000	13,947,000
Diluted earnings per share	15,410,000	14,804,000		15,382,000	14,711,000

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2005	2005	2004	2004	2004

Condensed statements of financial position:
Total assets	$3,341,000	$3,215,193	$3,091,418	$3,058,425	$2,991,830
Portfolio loans	2,843,508	2,759,444	2,692,904	2,608,701	2,511,505
Deposits	2,721,257	2,604,864	2,510,072	2,517,104	2,470,365
Stockholders’ equity	266,083	258,638	252,159	246,010	237,786
Total capital	$433,564	$402,806	$392,524	$386,590	$377,053

Key performance ratios:
Return on average assets	1.01%	1.02%	1.03%	0.98%	0.94%
Return on average equity	12.80%	12.55%	12.55%	12.26%	11.91%
Net interest margin	5.06%	4.90%	4.95%	4.87%	4.73%
Efficiency ratio	64.90%	65.57%	64.75%	61.78%	64.61%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.37%	1.37%	1.40%	1.42%	1.40%
Total nonperforming loans / portfolio loans	0.94%	0.88%	1.06%	1.10%	1.06%
Total nonperforming assets / total assets	0.90%	0.93%	1.05%	1.06%	1.00%
Net charge-offs (annualized) / average portfolio loans	0.27%	0.27%	0.39%	0.26%	0.20%
Allowance for loan losses / nonperforming loans	144.71%	154.58%	131.97%	128.57%	132.59%

Capital ratios:
Stockholders’ equity / total assets	7.96%	8.04%	8.16%	8.04%	7.95%
Total capital / total assets	12.98%	12.53%	12.70%	12.64%	12.60%

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as “expects”, “intends”, “believes” and “should” which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol’s financial position, results of operations, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
INTEREST INCOME:
Portfolio loans (including fees)	$52,347	$42,038	$100,584	$82,068
Loans held for resale	636	602	1,273	1,025
Taxable investment securities	284	266	519	796
Federal funds sold	932	354	1,553	646
Other	292	174	483	348

Total interest income	54,491	43,434	104,412	84,883
INTEREST EXPENSE:
Deposits	12,472	8,925	23,043	17,715
Debt obligations and other	3,427	2,561	6,974	4,990

Total interest expense	15,899	11,486	30,017	22,705

Net interest income	38,592	31,948	74,395	62,178
PROVISION FOR LOAN LOSSES	3,039	2,536	5,062	6,044

Net interest income after provision for loan losses	35,553	29,412	69,333	56,134
NONINTEREST INCOME:
Service charges on deposit accounts	1,042	1,162	2,053	2,245
Trust fee income	523	858	1,128	1,739
Fees from origination of non-portfolio residential mortgage loans	1,505	1,625	2,770	2,897
Realized gains (losses) on sales of investment securities available for sale	1	211	2	(233)
Other	2,553	1,900	4,244	3,246

Total noninterest income	5,624	5,756	10,197	9,894
NONINTEREST EXPENSE:
Salaries and employee benefits	18,135	16,202	35,352	31,589
Occupancy	2,387	2,122	4,687	4,255
Equipment rent, depreciation and maintenance	1,583	1,574	3,022	2,941
Other	6,590	4,462	12,108	9,139

Total noninterest expense	28,695	24,360	55,169	47,924

Income before income taxes and minority interest	12,482	10,808	24,361	18,104
Income taxes	4,763	4,137	9,323	7,027

Income before minority interest	7,719	6,671	15,038	11,077
Minority interest in net losses of consolidated subsidiaries	578	240	1,274	250

NET INCOME	$8,297	$6,911	$16,312	$11,327

NET INCOME PER SHARE
Basic	$0.56	$0.49	$1.11	$0.81

Diluted	$0.54	$0.47	$1.06	$0.77

CAPITOL BANCORP LIMITED
Consolidated Balance Sheets

	(Unaudited)
	June 30	December 31
	2005	2004
	(in thousands)
ASSETS

Cash and due from banks	$171,542	$123,969
Money market and interest-bearing deposits	20,840	10,745
Federal funds sold	130,396	96,390

Cash and cash equivalents	322,778	231,104
Loans held for resale	34,149	43,143
Investment securities:
Available for sale, carried at market value	30,692	28,172
Held for long-term investment, carried at amortized cost which approximates market value	16,858	14,191

Total investment securities	47,550	42,363
Portfolio loans:
Commercial	2,573,586	2,444,492
Real estate mortgage	185,033	177,204
Installment	84,889	71,208

Total portfolio loans	2,843,508	2,692,904
Less allowance for loan losses	(38,870)	(37,572)

Net portfolio loans	2,804,638	2,655,332
Premises and equipment	32,814	32,661
Accrued interest income	11,664	10,447
Goodwill and other intangibles	42,963	41,943
Other assets	44,444	34,425

TOTAL ASSETS	$3,341,000	$3,091,418

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$602,610	$503,902
Interest-bearing	2,118,647	2,006,170

Total deposits	2,721,257	2,510,072
Debt obligations:
Notes payable	165,998	172,534
Subordinated debentures	100,893	100,845

Total debt obligations	266,891	273,379
Accrued interest on deposits and other liabilities	20,181	16,288

Total liabilities	3,008,329	2,799,739

Minority interests in consolidated subsidiaries	66,588	39,520

STOCKHOLDERS’ EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2005 - 14,994,585 shares 2004 - 14,828,750 shares	198,613	196,271
Retained earnings	71,571	60,476
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	(159)	(36)

	270,025	256,711
Less unearned compensation regarding restricted stock and other	(3,942)	(4,552)

Total stockholders’ equity	266,083	252,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,341,000	$3,091,418

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY:

	2005	2004
	(in thousands)
Allowance for loan losses at January 1	$37,572	$31,404

Allowance for loan losses of acquired bank subsidiary		724

Loans charged-off:
Commercial	(4,237)	(3,469)
Real estate mortgage	—	(99)
Installment	(311)	(140)

Total charge-offs	(4,548)	(3,708)
Recoveries:
Commercial	717	631
Real estate mortgage	1	11
Installment	66	31

Total recoveries	784	673

Net charge-offs	(3,764)	(3,035)
Additions to allowance charged to expense	5,062	6,044

Allowance for loan losses at June 30	$38,870	$35,137

Average total portfolio loans for period ended June 30	$2,771,720	$2,374,923

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.27%	0.26%

ASSET QUALITY:

	June 30	Dec 31
	2005	2004
	(in thousands)
Nonaccrual loans:
Commercial	$17,478	$20,618
Real estate mortgage	880	2,396
Installment	864	195

Total nonaccrual loans	19,222	23,209

Past due (≥90 days) loans:
Commercial	5,951	3,529
Real estate mortgage	1,343	1,382
Installment	345	351

Total past due loans	7,639	5,262

Total nonperforming loans	$26,861	$28,471

OREO and repossessed assets	3,315	3,907

Total nonperforming assets	$30,176	$32,378

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004

Numerator—net income for the period	$8,297,000	$6,911,000	$16,312,000	$11,327,000

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	14,738,747	14,098,637	14,693,859	13,946,916
Weighted average number of unvested shares of restricted common stock outstanding	207,822	265,133	211,635	266,179
Effect of other dilutive securities	463,356	440,280	476,525	497,504

Denominator for diluted net income per share—
Weighted average number of common shares and potential dilution	15,409,925	14,804,050	15,382,019	14,710,599

Number of antidilutive stock options excluded from diluted earnings per share computation	692,899	721,483	692,899	—

AVERAGE BALANCES:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
	(in thousands)		(in thousands)
Portfolio loans	$2,815,983	$2,440,746	$2,771,720	$2,374,923
Earning assets	3,051,477	2,703,000	2,986,096	2,633,520
Total assets	3,280,894	2,938,505	3,210,358	2,858,281
Deposits	2,678,083	2,431,996	2,610,595	2,371,041
Stockholders’ equity	259,248	232,149	257,316	227,381

About Capitol Bancorp Limited

Capitol Bancorp Limited is a $3.3 billion community bank development company, with 37 individual bank charters and bank operations in eleven states. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital, mentors a community bank through its formative stages and manages its investments in its community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has executive offices in Lansing, Michigan and Phoenix, Arizona.

Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Elkhart Community Bank	Elkhart, Indiana
Goshen Community Bank	Goshen, Indiana
Detroit Commerce Bank	Detroit, Michigan
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan
Southeast Region:
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta — LPO	Atlanta, Georgia

Western Regions
Southwest Region:
Arrowhead Community Bank	Glendale, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
East Valley Community Bank	Chandler, Arizona
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank — Dallas LPO	Dallas, Texas
Sunrise Bank — Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona
California Region:
Bank of Escondido	Escondido, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Northwest Region:
Bank of Bellevue	Bellevue, Washington